Exhibit 99.1

Bullfrog Gold Closes Transaction with Barrick Gold and Augusta Group

Vancouver, BC, October 26, 2020 – Bullfrog Gold Corp. (BFGC:OTCQB; BFG:CSE; 11B:FSE) (“Bullfrog” or the “Company”) is pleased to announce it has closed the previously announced transaction with Barrick Gold Corporation (“Barrick”) and Augusta Group (“Augusta”). Bullfrog has now added 1,500 acres of ground adjoining its Bullfrog Gold Project (“Project”), strengthened its board of directors and management team, including the addition of Maryse Belanger as President and CEO, and completed a C$22 million private placement financing (together, the “Transaction”).

Maryse Belanger, Bullfrog CEO, commented, “We are extremely excited about the upside potential of the combined land packages. We are expediting our exploration activities and plan to begin engineering and design as soon as practical with the goal to become Nevada’s next operating gold mine.”

In connection with the Transaction, Bullfrog issued 54.6 million units (the “Units”) to Barrick and 110 million Units to Augusta. Each Unit consists of one share of common stock of Bullfrog (a “Share”) and one warrant (a “Warrant”) exercisable for one additional Share at a price of C$0.30 for a period of 4 years expiring on October 26, 2024. The Shares and Warrants are subject to a 4-month and one day hold applicable under Canadian securities laws. In addition, the securities issued by the Company in the Transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon exemptions from the registration requirements of the Securities Act. Therefore, such securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

For further details regarding the Transaction, please refer to the Company’s press releases of September 8 and October 12, 2020 posted on the Company’s website at www.bullfroggold.com and which are available under the Company’s profile on SEDAR at www.sedar.com.

About Bullfrog Gold Corp.

The Bullfrog Gold properties host a NI 43-101 compliant Mineral Resource including 16 Mt at 1.02 g/t Au for 525,000 ounces in the measured and indicated categories and 2.84 Mt at 1.20 g/t Au for 110,000 ounces in the inferred category. These resources were estimated in 2017 and are based on a $1,200/oz gold price. Surface sampling studies and more recent drill results outline exploration potential and an opportunity to expand the existing resource.

About the Augusta Group

The Augusta Group is a mining sector focused management group based in Canada and the United States led by Richard Warke. Augusta has an industry leading track record of value creation totaling over C$ 4.5 billion in exit transactions since 2011 and has strategic partnerships with the leading entrepreneurs in the mining sector. Additional information on the Augusta Group can be found at www.augustacorp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein with respect to the objectives, plans and strategies of the Company and those preceded by or that include the words “believes,” “expects,” “given,” “targets,” “intends,” “anticipates,” “plans,” “projects,” “forecasts” or similar expressions, are forward-looking statements that involve various risks and uncertainties. Forward-looking information in this press release includes statements regarding the Company’s exploration and development of the Project, including the goal of becoming Nevada’s next operating gold mine.

Such forward-looking information and statements are based on numerous assumptions, including among others, the Company’s ability to successfully maintain its listings, the stability of industry and market costs and trends and the Company’s ability to obtain all regulatory approvals required for its planned objectives. Furthermore, by their very nature, forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, events, results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks, uncertainties and other factors include, without limitation, those related to: (a) adverse regulatory or legislative changes (b) market conditions, volatility and global economic conditions (c) industry-wide risks (d) the Company’s inability to maintain or improve its competitive position and (e) the ability to obtain financing needed to fund the continued development of the Company’s business.

Qualified Person

David Beling, P.E. is a qualified person as defined by Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects. Mr. Beling has prepared, supervised the preparation of, or approved the technical information that forms the basis of the Company’s disclosures in this press release, but is not independent of Bullfrog Gold Corp., as he was the CEO & President and will continue as a Director of the Company.

For further information, please contact Maryse Belanger, CEO & President, at (604) 687-1717.